UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 10, 2011

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 10, 2011, World Fuel Services Corporation (the “Company”) held its annual meeting of shareholders.  The matters voted upon and the results of the vote were as follows:

Proposal 1: Election of Directors

The shareholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the annual meeting in 2012 or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Paul H. Stebbins	56,550,204	2,307,364	—	7,203,952
Michael J. Kasbar	57,169,813	1,687,755	—	7,203,952
Ken Bakshi	58,079,377	778,191	—	7,203,952
Richard A. Kassar	44,306,353	14,551,215	—	7,203,952
Myles Klein	57,853,892	1,003,676	—	7,203,952
John L. Manley	58,370,340	487,228	—	7,203,952
J. Thomas Presby	54,048,967	4,808,601	—	7,203,952
Stephen K. Roddenberry	58,079,180	778,388	—	7,203,952

Proposal 2: Non-Binding, Advisory Vote on Executive Compensation

The shareholders approved, by a non-binding, advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,078,646	1,623,862	155,060	7,203,952

Proposal 3: Non-Binding, Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The shareholders recommended, by a non-binding, advisory vote, that a shareholder advisory vote on the compensation of the Company’s named executive officers should occur every year.

Every Three Years	Every Two Years	Every Year	Abstentions	Broker Non-Votes
14,159,984	356,846	44,222,139	118,599	7,203,952

Based on these results, the Board of Directors has determined that future non-binding, advisory votes on the compensation of the Company’s named executive officers will be submitted to shareholders on an annual basis until the next required advisory vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers.

Proposal 4: Ratification of Appointment of Independent Registered Certified Public Accounting Firm

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the 2011 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,372,394	582,985	106,141	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	June 13, 2011	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
Senior Vice President, General Counsel and
Corporate Secretary